Exhibit 99.1

PROXY

INNOVATIVE INTERNATIONAL ACQUISITION CORP.

24681 La Plaza Ste 300

Dana Point, CA 92629

Tel: (805) 907-0597

EXTRAORDINARY GENERAL MEETING

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON

[•], 2023

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the notice and joint proxy statement/consent solicitation/prospectus in connection with the extraordinary general meeting to be held at [ • ] on [•], 2023 in virtual format, and hereby appoints Mohan Ananda and Madan Menon, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinaryshares, of Innovative International Acquisition Corp. (“IOAC”) registered in the name provided, which the undersigned is entitled to vote at the extraordinary general meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this joint proxy statement/consent solicitation/prospectus.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 (THE NTA PROPOSAL) BELOW, “FOR” PROPOSAL 2 (THE DOMESTICATION PROPOSAL) BELOW, “FOR” PROPOSAL 3 (THE BUSINESS COMBINATION PROPOSAL) BELOW, “FOR” PROPOSAL 4 (THE ORGANIZATIONAL DOCUMENTS PROPORSAL), “FOR” EACH OF PROPOSALS 5A THROUGH 5D (THE ADVISORY CHARTER PROPOSALS) BELOW, “FOR” PROPOSAL 6 (THE NASDAQ PROPOSAL) BELOW, “FOR” PROPOSAL 7 (THE INCENTIVE PLAN PROPOSAL) BELOW, “FOR” THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 8 (THE DIRECTOR PROPOSAL) BELOW, AND “FOR” PROPOSAL 9 (THE ADJOURNMENT PROPOSAL) BELOW.

THE IOAC BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 (THE NTA PROPOSAL) BELOW, “FOR” PROPOSAL 2 (THE DOMESTICATION PROPOSAL) BELOW, “FOR” PROPOSAL 3 (THE BUSINESS COMBINATION PROPOSAL) BELOW, “FOR” PROPOSAL 4 (THE ORGANIZATIONAL DOCUMENTS PROPORSAL), “FOR” EACH OF PROPOSALS 5A THROUGH 5D (THE ADVISORY CHARTER PROPOSALS) BELOW, “FOR” PROPOSAL 6 (THE NASDAQ PROPOSAL) BELOW, “FOR” PROPOSAL 7 (THE INCENTIVE PLAN PROPOSAL) BELOW, “FOR” THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 8 (THE DIRECTOR PROPOSAL) BELOW, AND “FOR” PROPOSAL 9 (THE ADJOURNMENT PROPOSAL) BELOW.

THE APPROVAL OF EACH OF THE DOMESTICATION PROPOSAL, THE BUSINESS COMBINATION PROPOSAL, THE ORGANIZATIONAL DOCUMENTS PROPOSAL,THE NASDAQ PROPOSAL, THE INCENTIVE PLAN PROPOSAL, AND THE DIRECTOR PROPOSAL IS A CONDITION TO THE CONSUMMATION OF THE BUSINESS COMBINATION.

PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE.

PROXY

1.

To amend the Existing Organizational Documents, effective prior to the consummation of the Domestication and the proposed Business Combination, to remove the requirements limiting IOAC’s ability to redeem ordinary shares and consummate an initial business combination if such redemptions would cause IOAC to have less than $5,000,001 in net tangible assets.

		FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2.	To approve that IOAC be de-registered as an exempted company in the Cayman Islands and continued and domesticated as a corporation under the laws of the State of Delaware.

3.

To approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of October 13, 2022, by and among IOAC, Innovative International Merger Sub Inc., Zoomcar, Inc., and Greg Moran, in the capacity as Seller Representative, and the transactions contemplated thereby.

		FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4.

That the Existing Organizational Documents be amended and restated by their deletion and replacement in their entirety with the certificate of incorporation and bylaws of New Zoomcar (annexed to the prospectus/proxy statement as Annex B and Annex C, respectively), effective at the time of the Domestication.

		FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

5.	To approve the following four (4) separate advisory charter proposals:

5A.	To authorize capital stock of New Zoomcar of [•]shares, consisting of [•] shares of common stock and [•]shares of preferred stock.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

5B.

To provide that any amendment to the Proposed Bylaws will require the approval of either the New Zoomcar’s board of directors or the holders of at least sixty-six and two-thirds percent (662∕3%) of the voting power of New Zoomcar’s then-outstanding shares of capital stock entitled to vote generally in an election of directors, voting together as a single class.

		FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
5C.	To provide that the Court of Chancery of the State of Delaware shall be the exclusive forum for certain actions and claims.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

5D.	To eliminate various provisions applicable only to blank check companies.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

6.	To approve the issuance of 62,083,467 shares of New Zoomcar common stock in connection with (a) the Merger, and (b) the Ananda Trust Subscription Agreement.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

7.	To approve and adopt the Zoomcar Holdings, Inc. 2023 Equity Incentive Plan.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

8.	To approve the election of each of the following directors to serve staggered terms, who, upon consummation of the Business Combination, will be the directors of New Zoomcar.

	Uri Levine	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

	David Ishag	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

	Mohan Ananda	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

	Madan Menon	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

	Greg Moran	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

	Graham Gullans	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

	Evelyn D’An	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

9.

To approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates to be determined by the chairman of the extraordinary general meeting, if necessary or desirable, at the determination of the IOAC board of directors.

		FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Dated:	, 2023

Shareholder’s Signature

Shareholder’s Signature

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.